EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made and entered into as of the 9th day of February 2021 (the “Effective Date”), by and between Rapid Therapeutic Science Laboratories, Inc., a Nevada corporation (the “Manufacturer”), EM3 Methodologies, LLC, an Arizona limited liability company, and Richard Adams, individually, a resident of Arizona (collectively the “Company”). Company and Manufacturer may be collectively referred to herein as the “Parties,” and individually as a “Party.”

RECITALS:

WHEREAS, the Company and Texas MDI, Inc., a Texas corporation (“Texas MDI”), are party to an Exclusive License Agreement dated as of October 1, 2019 (the “Prior License”), which has been terminated in connection with the entry into the Settlement Agreement (discussed below);

WHEREAS, the Parties have agreed to enter into this Agreement as a required term and condition of that certain Settlement Agreement, dated on or around the date hereof, by and between the Company, Manufacturer, and Texas MDI (the “Settlement Agreement”);

WHEREAS, the Company is a wholesaler of certain pharmacy products that are used to produce pressurized metered-dose inhalers (“pMDI” or “MDI”) such as cans, valves, actuators (“Consumables”), as well as proprietary lab supplies;

WHEREAS, the Company invented the process known as the Desirick Procedure which enables the production of MDI using cannabis and/or hemp derivatives through a proprietary formulation process;

WHEREAS, the Parties consider all of their collective suppliers and vendors related to MDI formulation and production to be “Trade Secrets” as that term is known in both Arizona and Texas under each states’ respective Uniform Trade Secrets statutes and they have made every effort to protect their Trade Secrets;

WHEREAS, the Manufacturer wishes to enter into this Agreement with Company wherein Manufacturer is protected in certain Licensed Territories with respect to training, support, maintenance, and access to Consumables and other products only sourced through Company and its suppliers which are Trade Secrets; and

WHEREAS, the Manufacturer wishes to have Exclusivity with respect to the Licensed IP and the sale of the Licensed Products in Licensed Territory (each as defined below) and have non-exclusive rights to the Licensed IP and Licensed Products throughout the rest of the world.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.  DEFINITIONS

The defined terms in the introductory paragraphs, the defined terms set forth below, and the defined terms in the remainder of this Agreement each has the meaning so given to it whenever used throughout this Agreement:

1.1  “Confidential Information” means information of a Party, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Parties, (ii) possesses an element of value to the Parties, (iii) is not generally known to the public, and (iv) would damage a Party if disclosed. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating this Agreement or the legal rights of any Person, or (iii) otherwise enters the public domain through lawful means. All Improvements shall be deemed the Confidential Information of the Manufacturer.

1.2  “Field” means the use of the Licensed Product for aerosol delivery of cannabis stative L, its extracts and/or hemp via pMDI.

1.3  “Exclusivity Period” means the time period during the Term of this Agreement when the Company will strictly comply with Exclusivity.

1.4  “Exclusivity” shall mean that the Company will not during the Term:

1.4.1Grant any Person any similar rights as granted to the Manufacturer hereunder, including, but not limited to any rights to use the Licensed IP or sell Licensed Products in the Licensed Territory;

1.4.2Train any Person in any Licensed Territory or state listed herein in any type of Desirick Procedure;

1.4.3Sell any filling equipment, Consumables, or proprietary lab supplies to any Person in any Licensed Territory;

1.4.4Provide support, assistance, or knowledge of any Trade Secret of the Parties to any Person in any Licensed Territory; and

1.4.5To the extent capable, not assist or facilitate any original manufacturer or representative thereof of filling equipment, lab equipment or supplies, Consumables in selling or marketing to any Person in any Licensed Territory.

1.5  “Improvement” means any and all technical information, patentable or non-patentable, controlled by either Party which covers any improvement, invention or discovery concerning the Licensed IP or the Field, including, without limitation, new or improved methods of manufacture, formulas, uses, and indications, methods of delivery and dosage forms thereof, and mechanical or chemical changes or manipulations, as well as the addition of other active ingredients, each made by or on behalf of Manufacturer. “Improvements” shall include all Improvements made after the Effective Date, and all Improvements made prior to the Effective Date, whatsoever, by the Manufacturer, Texas MDI, Inc. (Formerly Texas MDI, LLC), and/or Diamond Head Ventures, LLC, their affiliates or representatives.

1.6  “License” means the royalty free right to research, develop, make, have made, use, offer to sell, sell, sublicense, export, and/or import and commercialize the Licensed IP and to sell the Licensed Products in the Field, which shall be (a) subject to Exclusivity in the Licensed Territory; and (b) non-exclusive throughout the rest of the world (i.e., the area located outside of the Licensed Territory).

1.7  “Licensed IP” means the Desirick Procedure or any derivation thereof and its application and use, including, but not limited to, related Consumables (cans, valves, and actuators), filling equipment for pMDI, and/or proprietary lab equipment and training, support or maintenance thereon of any combination thereof, all intellectual property of the Company relating to the foregoing, and all Confidential Information of the Company relating to the foregoing.

1.8  “Licensed Products” means Consumables (cans, valves, and actuators), filling equipment for pMDI, pMDI’s and/or proprietary lab equipment and training, support, or maintenance thereon of any combination thereof using, based on, or relating to, the Licensed IP.

1.9   “Licensed Territory” means the states of Texas, California, Florida and Nevada, and any state(s) agreed upon in writing in the future, but not limited to, any Person the Company is aware of that has a manufacturing facility for a MDI in the Field in a state listed in the Recitals. This definition shall not apply to internet marketing but only to Persons wishing to produce a product in a physical location in the Licensed Territories.

1.10  “Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority or other entity.

2.  LICENSE

2.1  Grant of License. The Company grants the Manufacturer the License in consideration for the License Consideration. Such License shall include, but not be limited to, the right to use trade secrets, Confidential Information, intellectual property, copyrights, mask work rights, and patents, if any, of Company relating to the Licensed IP and the Licensed Products, and Improvements, in each case, subject to the terms of this Agreement.

2.2  Improvements. Title to any Improvement developed, discovered, and/or reduced to practice solely by Manufacturer shall be vested solely in Manufacturer. The Manufacturer shall similarly have the right to patent, copyright, and/or trademark any Improvements in its own name, and shall own all rights to any such granted patents, copyrights, and/or trademarks. Company hereby covenants that it will, whenever and as reasonably requested by Manufacturer and at Company’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Manufacturer may reasonably require in order to complete, insure and perfect the obligations set forth in this Section 2.2 and this Agreement in general. Nothing in this Section 2.2 shall limit or modify any of the ownership rights provided to Manufacturer pursuant to the Settlement Agreement, and instead this Section 2.2 shall only add to and expand such ownership and other rights of Manufacturer.

3.  CONSIDERATION

Consideration. The Company agrees to accept total cash consideration of $10 in consideration for agreeing to the terms of this Agreement (the “License Consideration”). The License Consideration shall be the sole consideration payable by the Manufacturer to the Company during the Term, and the Company shall not be due any royalties or other amounts hereunder.

4.  TERM AND TERMINATION OF AGREEMENT

4.1  Term of Agreement. The Term of this Agreement shall begin on the Effective Date and continue in perpetuity, until such time, if ever, as the Manufacturer has provided the Company written notice of termination.

4.2  Continuation of License. If this Agreement shall terminate, Manufacturer’s Exclusivity to the Licensed IP and Licensed Products in the Licensed Territory shall terminate, however, the Manufacturer shall continue to have a License to use the Licensed IP and Licensed Products on a non-exclusive basis throughout the world, including in the Licensed Territory, for so long as it shall manufacture or distribute products. This right survives any bankruptcy of the Company.

5.  RESTRICTIONS ON COMPANY

5.1  Exclusivity. During the Exclusivity Period, the Company shall maintain the Exclusivity and shall further not (a) market, sell, license, lease, resell, advertise, market, gift or otherwise give away or provide in any manner, equipment, training, support or Consumables including, but not limited to, specialized lab equipment; and (b) provide any rights to, license to use, or allow the use of the Licensed IP, to any Person doing business in any way whatsoever in the Licensed

Territory. The Company shall use its best efforts to inform any Person it becomes aware of and to who it provides services that it cannot support any activity that relates to the manufacture of an MDI in the Licensed Territory (each a “Competing Business”) and shall immediately cease any and all activity with any Competing Business, at such time as it has knowledge of such Competing Business.

5.2  Notice to Suppliers. In the event that the Company is expressly asked by a supplier to the Company to act in the Licensed Territory, the Company will not take such act but will inform any such supplier, if necessary, that it has a relationship in the Licensed Territory that will not allow the Company to provide sales, training or support for the suppliers’ products, except for the sale of filling machines at the direction of Coster MDI, S.A. only.

5.3  Confidentiality Agreements. The Company shall add any customer of Manufacturer to its Confidentiality Agreements in a Licensed Territory, and provide that the Manufacturer shall be a third-party beneficiary of each such Confidentiality Agreements, with the right to enforce the rights of the Company against such customers and any confidentiality agreements between the Company and such parties shall remain in effect at all times.

6.  REPRESENTATIONS, WARRANTIES, AND COVENANTS

6.1  Acknowledgments.

6.1.1The Parties acknowledge that the restrictions contained in this Article 6 are reasonable and necessary to protect the legitimate business interests of the Parties.

6.1.2The Parties further acknowledge that: (i) each Party may be in a position of trust and responsibility with access to Confidential Information and information concerning employees and business partners; and (ii) the Confidential Information, and the relationship between each Party and each of its employees and clients are valuable assets of the Parties and may not be used for any purpose other than furthering the services under this Agreement. The obligations under this Section 6.1.2 shall survive the termination of this Agreement.

6.1.3Non-Solicitation. During the Exclusivity Period, both the Company and Manufacturer shall not, on its own behalf or on behalf of any Person engaged in, solicit (or attempt to solicit) any client or potential client of the other Party for the purpose of providing any service or product competitive with the other Party in a Licensed Territory.

6.1.4No Prior Agreements. The Company does not have any contractual agreements with any supplier or client that would prevent it from entering into this Agreement, providing the Manufacturer the rights set forth herein, and/or performing hereunder.

6.1.5Protection of Intellectual Property. The Company shall use commercially reasonable best efforts during the Term to protect the disclosure of the intellectual property, trade secrets, and confidential information relating to, the Licensed IP, to anyone other than the Manufacturer, except pursuant to a separate license agreement, providing for rights to third-parties outside of the Licensed Territory, which contains similar protections on the disclosure of such information as is set forth herein.

6.1.6Ownership of Intellectual Property. The Company represents and warrants to the Manufacturer that it owns the rights to the Licensed IP and is legally able to enter into this Agreement and grant the License set forth herein.

6.2  Indemnification. Company shall indemnify, defend and hold harmless Manufacturer and its officers, directors, agents, and employees (collectively, the “Indemnified Parties”) from and against any and all liabilities, costs, expenses, and damages, including attorneys’ fees, actually and necessarily incurred by or imposed on any of the Indemnified Parties in connection with or resulting from a third party claim relating to the breach of any representation or warranty made by the Company in this Agreement, except to the extent that any claim results from the negligence or intentional misconduct of the Indemnified Parties.

6.3  Purchase of Consumables. Manufacturer shall be under no obligation to acquire Consumables from the Company during the Term of this Agreement, and the Manufacturer shall be free to acquire Consumables from any Person including directly from any such Person it may desire. The Company shall not charge, or require that the Manufacturer pay, any markup, fees, or other consideration to such Manufacturer, or as a result of any purchase of any third-party Consumables.

7.  MUTUAL AND RECIPROCAL AGREEMENTS

Both Parties represent and warrant for the benefit of the other that:

7.1  Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid, and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general equitable principles;

7.2  The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

7.3  Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

8.  CONFIDENTIALITY AND NON-CIRCUMVENTION

8.1  Confidentiality. Each Party (the “Receiving Party”) agrees that it will hold the Confidential Information of the other Party (the “Disclosing Party”) in strict confidence and will not disclose or use any Confidential Information for any purpose, except with such Disclosing Party’s prior written permission. Receiving Party agrees to observe the strictest secrecy and protect the confidentiality of the Confidential Information in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event shall Receiving Party exercise less than reasonable care in protecting such Confidential Information. In the event Receiving Party becomes aware of any unauthorized use or disclosure of the Confidential Information, Receiving Party will notify Disclosing Party immediately in writing and will give full cooperation to minimize the effects of such unauthorized use or disclosure. Receiving Party agrees that Disclosing Party shall be entitled, in addition to any other remedies and damages available at law or equity, to a temporary injunction (without the necessity of posting or filing a bond or any other security) to restrain any violation of this agreement by Receiving Party, its agents, servants, employers, employees, and all persons acting, therefore in violation of this provision on the prohibition of the disclosure of Confidential Information. Receiving Party agrees it will never, directly or indirectly, for itself or others, use, disseminate, disclose, lecture upon or otherwise make available to others any aspect of the Confidential Information, whether or not such information thereafter in whole or part becomes available to the public.

8.2  Non-Circumvention. Neither Party shall circumvent from and/or compete against the other Party to reduce the economic benefits available to that Party by dealing directly or indirectly with identified customers or vendors of the other Party unless reasonably demonstrated to have a pre-existing relationship with such customer or vendor; provided such pre-existing relationship is not expanded to undercut the economic benefits contemplated by this Agreement. Neither Party shall tortuously interfere or adversely affect existing promotions, offers, or contracts of the other Party with third parties. Receiving Party shall not use Confidential Information that it received from Disclosing Party to (i) circumvent and/or compete, directly or indirectly, with Disclosing Party; or (ii) establish arrangements or agreements, written or verbal, with any third party for the purpose of circumventing and/or competing, directly or indirectly, with Disclosing Party.

9.  FIRST RIGHT OF REFUSAL; ASSUMPTION OF RIGHTS

9.1  Right of First Refusal. Manufacturer shall have a first right of refusal with respect to the acquisition of the Licensed IP, or any portion thereof, and/or any of the intellectual property associated with the Licensed IP (collectively, the “Company IP”). In the event that Company receives an offer to purchase, license or acquire the Company IP, or any portion thereof, or any offer to acquire all of the outstanding capital stock or voting stock of the Company, or voting rights thereto (collectively, the “Company Assets and Rights”), and the Company in its sole discretion determines to accept such offer, Company will notify Manufacturer of such offer and the terms of such offer in writing within five (5) days of receipt of such offer and determination to accept such offer. Manufacturer shall then have thirty (30) days to exercise its right of first refusal to purchase the Company IP, portion thereof or other rights being offered to the third party, at the same price and on the same terms as contained in such offer (the “Offer Terms”). In the event that Manufacturer elects not to exercise its rights under this Section 9.1 to purchase the Company IP, portion thereof, or other rights being offered to the third party, Company may sell the Company IP, portion thereof, or other rights being offered to the third party, to the offering party on the Offer Terms, subject to the License set forth herein and the terms of this Agreement, and subject to such acquirer agreeing in writing to the terms hereof and becoming a party to this Agreement. In the event the offering party does not purchase the Company IP, portion thereof, or other rights being offered to the third party on the Offer Terms then Manufacturer’s rights of first refusal pursuant to this Section 9.1 shall continue to apply pursuant to the terms of this Section 9.1. The rights of Manufacturer under this Section 9.1 shall apply with respect to each proposed sale of the Company Assets and Rights to any third party.

9.2 Assumption of Rights. Company agrees and covenants that it will not sell, transfer or assign to a third party (each a “Buyer”) any of its intellectual property or property rights in the Company IP (i) without Manufacturer’s prior written consent or (ii) without obligating such Buyer to honor all rights of Manufacturer under this Agreement with respect to such intellectual property rights and securing such Buyer’s assumption of all obligations of Company to Manufacturer under this Agreement with respect to such intellectual property rights.

10.  INFRINGEMENT

10.1  Notification of Infringement. If Manufacturer believes a third party is infringing on the License (or the Licensed IP), Manufacturer shall promptly notify Company and provide Company with any evidence of such infringement, which is reasonably available.

10.2  Company’s Right to Enforce. Company will have the first right, but not the obligation, to bring suit and/or pursue any such infringement action, including attempting to remove such infringement by commercially-appropriate steps, including, without limitation, settlement or litigation. Such infringement action shall be brought under Company’s own control and expense and under Company’s own name or if required by law or required to obtain a more effective remedy, jointly with Manufacturer (or its sublicensees). Company shall notify Manufacturer of its intention to bring such an action or proceeding prior to filing the same and in sufficient time to allow Manufacturer the opportunity to discuss with Company the litigation strategy and the choice of counsel for such matter. Company shall keep Manufacturer timely informed of material developments in the prosecution or settlement of such action or proceeding. Company may not settle any such proceeding in any manner without Manufacturer’s prior consent if such settlement includes the grant to such third party of a license or other rights that may adversely affect Manufacturer’s rights hereunder. Manufacturer may be represented by counsel in any such legal proceedings, at Manufacturer’s own expense.

10.3  Manufacturer’s Right to Enforce. In the event that Company does not initiate an infringement action pursuant to Section 10.2 within ninety (90) days of a written request by Manufacturer to do so, then Manufacturer will have the right, but not the obligation, to bring suit and/or pursue any such infringement action as Manufacturer determines, in its discretion, to be appropriate, including attempting to remove such infringement by commercially-appropriate steps, including, without limitation, settlement or litigation. Such infringement action shall be brought under Manufacturer’s own control and expense and under Manufacturer’s own name or if required by law, or required to obtain a more effective remedy, jointly with Company. Manufacturer, its affiliates, or its sublicensees shall not have the right to enter into any settlement agreement under which any of them admits to the invalidity or unenforceability of any of the License or otherwise compromises Company’s rights under this Agreement without Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

10.4  Recovery of Damages. Any amounts recovered by the Parties pursuant to the provisions of Sections 10.2 and 10.3, whether such recovery is by settlement or judgment, shall be used to first reimburse the Party bringing such action for its reasonable attorney’s fees and other expenses in making such recovery. Any amount that remains after reimbursement of the Party bringing such action (“Remaining Proceeds”) shall be used to reimburse the other Party for its reasonable expenses not previously reimbursed and incurred as a necessary cost in support of the legal proceedings, if any. Finally, the Remaining Proceeds, if any, after reimbursement of the expenses described above shall be due to, and paid to, the Manufacturer.

10.5  Assistance. The Party not enforcing the License shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available, subject either to the enforcing Party’s reimbursement of any out-of-pocket expenses incurred by the other Party, or, in the case of joint enforcement, each Party covering its own expenses.

10.6  Defense Against infringement Claims of Third Parties.

10.6.1Notification of Alleged Infringement Action. Each Party shall promptly notify the other Party in the event of a claim or suit by a third-party alleging infringement of the License.

10.6.2Defense of Alleged Infringement Action. Company shall have the first right, but not the obligation, to defend and control the defense of an alleged third-party infringement claim or suit, if Company is made a party to such suit. Manufacturer will cooperate with Company in the defense thereof. If Company is not made a party to the suit or elects not to defend the aforementioned alleged infringement claim or suit, Manufacturer will defend and control the defense thereof, at Manufacturer’s expense. Company agrees to reasonably cooperate, at Manufacturer’s expense, with Manufacturer in the defense thereof.

10.6.3Settlement Actions. Any proposed settlement by Company under Section 10.6 that would require Manufacturer to make a payment to a third party or otherwise limit Manufacturer’s rights under this Agreement will require Manufacturer’s prior written approval.

11.  MISCELLANEOUS PROVISIONS

11.1  Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 11.1, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgment of an email receipt for purposes of this Section 11.1, but which acknowledgment of acceptance shall also include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or Parties at the address specified on the signature page hereof, subject to notice of changes thereof from any Party with at least ten (10) business days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal, or inability to deliver.

11.2  Amendments. No provision of this Agreement may be altered, waived, modified, or changed unless in writing, signed by the Parties hereto, and no alleged verbal agreements, modifications, or understandings shall be enforceable.

11.3  No Waiver. The failure of any Party hereto in any one (1) or more instances to insist upon the performance of any of the terms and conditions of this Agreement, or to exercise any right or privilege conferred in this Agreement, or the waiver of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights, or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

11.4  Survival. The provisions of Sections 2.2, 3.1, 4.2, 5.3, 6.1.2, 6.2, 8, 9.2, 10, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.9, 11.10, 11.11, 11.12, 11.13, and 11.15, shall survive the termination of this Agreement.

11.5  Entire Agreement. This Amendment, including all Addenda, which are hereby incorporated by reference, constitutes the entire agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Agreement, and specifically supersedes the Prior License, but does not supersede the Settlement Agreement, which shall continue to remain in effect. Other than terms of this Agreement, no other representation, promise or agreement has been made to cause Company to sign this Agreement, except as set forth in the Settlement Agreement.

11.6  Attorney Fees. If either Party commences any action or proceeding against the other Party to enforce this Agreement or any of its rights hereunder, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party the reasonable attorneys’ fees and all related costs and expenses incurred by such prevailing Party in connection with such action or proceeding and in connection with enforcing any judgment or order thereby obtained.

11.7  Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

11.8  Review of Agreement. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

11.9  No Presumption from Drafting. This Agreement has been negotiated at arms-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review, and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with, or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is expressly waived by all Parties. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

11.10  Equitable Remedies. The Parties acknowledge and agree that, in the event a Party breaches any of its obligations under this Agreement (a) the other Party may suffer substantial, immediate and irreparable harm, (b) the other Party shall not have an adequate remedy at law for money damages in the event of any such failure and (c) that in the event of any such failure, the other Party may be entitled to (i) specific performance, injunctive and other equitable relief to compel the breaching Party to comply with its obligations in accordance with the terms and conditions of this Agreement and (ii) any other remedy to which the other Party may be entitled at law or in equity (without the necessity of posting of a bond). If a bond is required by Manufacturer, the bond shall be limited to $1,000.00.

11.11  Governing Law. This Agreement shall be governed and construed according to the laws of the State of Texas.

11.12  Choice of Venue. Except as otherwise expressly provided in this Agreement, any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or to enforce any arbitration award rendered pursuant to an agreed upon arbitration proceeding shall be brought in any state court located in the County of Dallas, State of Texas, and each Party hereto consents to the jurisdiction and venue of such court and hereby waives any objection that it may now or hereafter have to the personal jurisdiction and venue of such court and to any claim of inconvenient forum. Any dispute regarding intellectual property shall be subject to venue in Waco, Texas in Federal Court at Manufacturer’s sole discretion.

11.13  Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by either Party without the consent of the other. However, the Company shall not unreasonably withhold, delay or condition the assignment of this Agreement and the Manufacturer’s rights hereunder.

11.14  Headings. The Section headings herein contained are for convenience of reference only and shall not be deemed to impart substantive meaning to any provision or condition of this Agreement.

11.15  Compliance with Applicable Laws; Change of Applicable Law. The Parties hereto shall comply with all applicable local, state, and federal laws, rules, regulations, and restrictions governing their obligations and responsibilities under this Agreement (the “Applicable Laws”).

11.16  Execution and Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows].

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Company:	Manufacturer:

EM3 Methodologies, LLC	Rapid Therapeutic Science Laboratories, Inc.

/s/ Richard Adams	/s/ Donal R. Schmidt
By: Richard Adams	By: Donal R. Schmidt, Jr.
Managing Member	President

/s/ Richard Adams
By: Richard Adams, Individually

Address for Notice:	Address for Notice:

EM3 Methodology, LLC 2549 E. Blanton Dr. Tucson, AZ 85716 Attn: Richard Adams E-Mail: rick@em3methodology.com	Rapid Therapeutic Science Laboratories, Inc. 5580 Peterson Lane, Suite 200 Dallas, Texas 75240 Attn: Donal R. Schmidt, Jr. Donal Schmidt Don@rtslco.com